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Business Development Corporation of America

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First Quarter 2018 Investor Presentation

Disclosures

BDCA Business Development Corporation of America

This presentation was prepared exclusively for the benefit and use of Business Development Corporation of America ("BDCA") investors to whom it is directly addressed and delivered and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only. Neither this presentation nor any of its contents may be distributed or used for any other purpose without the prior written consent of BDCA Adviser, LLC ("BDCA Adviser") and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing provided by BDCA Adviser. BDCA Adviser is an affiliate of Benefit Street Partners L.L.C. ("Benefit Street" or "BSP").

The sole purpose of this presentation is to provide investors with an update on BDCA. The description of certain aspects of BDCA in this presentation is a condensed summary only. This summary does not purport to be complete, and no obligation to update or otherwise revise such information is being assumed. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with BDCA or any of their affiliated funds.

The following slides contain summaries of certain financial information about BDCA. The information contained in this presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this presentation. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view the past performance of BDCA, or information about the market, as indicative of BDCA's future results.

The information contained in this presentation will be superseded by, and is qualified in its entirety by reference to, the BDCA's Annual Report and Form 10-K, which will contain information about the investment objective, terms and conditions of an investment in BDCA. Investors should consider the investment objectives, risks, and charges and expenses of BDCA carefully before investing. BDCA's Annual Report and Form 10-K contain this and other information about the investment company. You may obtain a copy of the most recent Annual Report by calling 844-785-4393 and/or visiting www.bdcofamerica.com.

There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references in this presentation to any of BDCA's past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of BDCA will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to BDCA's Annual Report on Form 10-K for a more complete list of risk factors. There can be no assurances that future dividends will match or exceed historic ones, or that they will be made at all. It should not be assumed that investments made in the future will be profitable or will equal the performance of investments in this document. Net returns give effect to all fees and expenses. Unless otherwise noted, information included herein is presented as of the date indicated on the cover page and may change at any time without notice. BDCA is subject to certain significant risks relating to its business and investment objective. For more detailed information on risks relating to BDCA, see the latest Form 10-K and subsequent quarterly reports filed on Form 10-Q.

An affiliate of Benefit Street acquired BDCA Adviser on November 1, 2016. The investments, portfolio characteristics and performance shown for periods prior to this date are for investments, portfolio characteristics and performance achieved by BDCA Adviser prior to this acquisition. As a result, there is no guarantee that BDCA Advisor will make similar investments or that BDCA will achieve similar portfolio characteristics or performance as it achieved for periods prior to such date.

BENEFIT STREET PARTNERS
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Disclosures

AUM refers to the assets under management for funds and separately managed accounts managed by Providence Equity Partners L.L.C., Providence Equity Capital Markets L.L.C. ("PECM"), BDCA Adviser, Benefit Street and Merganser Capital Management, LLC (collectively, "Providence"). For private debt funds and other drawdown funds and separately managed accounts, AUM generally represents the sum of the total investments at fair value plus available capital (undrawn commitments plus distributions subject to recall). For hedge funds and non-drawdown funds and separately managed accounts, AUM represents the NAV (net asset value) of each fund or separately managed account. For CLOs, AUM represents the total amount of the debt tranches and subordinated notes (equity) at closing. For long-only liquid accounts, AUM represents the gross asset value of the investments managed by Providence. AUM amounts are unaudited. Certain amounts are preliminary and remain subject to change.

Benefit Street's private debt/opportunistic credit strategy refers to certain accounts that invest in an opportunistic private debt strategy and are managed by Benefit Street or PECM. BDCA has different investment restrictions, risk tolerances, tax approaches, leverage limitations, regulatory and fund structures than that of the accounts comprising the private debt strategy and was invested under different market conditions than the funds and separately managed accounts comprising the private debt strategy, and as such, the performance and portfolio characteristics of the accounts comprising these strategies should not be considered indicative of BDCA's prospects.

Certain information contained in this presentation (including financial information) has been obtained from published and non-published sources. Such information has not been independently verified by BDCA, Benefit Street or their affiliates, and BDCA, Benefit Street and their affiliates make no representations concerning and do not assume responsibility for the accuracy of such information. Except where otherwise indicated in this presentation, the information provided is based on matters as it exists as of the date of preparation and not as of any future date. Such information will not be updated or otherwise revised to reflect information that subsequently becomes available, or circumstances existing or changes occurring after the date of this presentation.

The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances.

Forward Looking Statements and Risk Factors

This presentation contains "forward looking statements" that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of BDCA, including those listed in the "Risk Factors" section of our filings with the Securities and Exchange Commission ("SEC"). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and BDCA assumes no obligation to update or revise any such forward looking statements. BDCA has based these forward-looking statements on its current expectations and projections about future events. BDCA believes that the expectations and assumptions that have been made with respect to these forward-looking statements are reasonable. However, such expectations and assumptions may prove to be incorrect. A number of factors could lead to results that may differ from those expressed or implied by the forward-looking statements. Given this level of uncertainty, investors should not place undue reliance on any forward-looking statements.

3

Today's Speakers

BDCA
Business Development Corporation of America



Richard J. Byrne
Chief Executive Officer and President of BDCA

Richard Byrne is President of Benefit Street Partners and is based in our New York office. Mr. Byrne is also Chief Executive Officer and Chairman of Benefit Street Partners Realty Trust, Inc. Prior to joining BSP in 2013, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities Inc. He was also the Global Head of Capital Markets at Deutsche Bank as well as a member of the Global Banking Executive Committee and the Global Markets Executive Committee. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch. He was also a perennially top-ranked credit analyst. Mr. Byrne earned a Masters of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Arts from Binghamton University.



Corinne D. Pankovcin
Chief Financial Officer and Treasurer of BDCA

Ms. Pankovcin has served as Chief Financial Officer and Treasurer of BDCA since December 2015. Prior to joining BDCA, Ms. Pankovcin was the Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation (formerly, BlackRock Kelso Capital Corporation) (NASDAQ: BKCC), an externally-managed business development company, and a Managing Director of Finance at BlackRock Investment Management LLC from January 2011 until August 2015. Prior to that, Ms. Pankovcin was a senior member of Finance & Accounting of Alternative Investments and served as Chief Financial Officer for the Emerging Markets products group at PineBridge Investments (formerly AIG Investments). Ms. Pankovcin earned her B.S. in Business Administration, with honors, from Dowling College and her M.B.A from Hofstra University. She is a Certified Public Accountant.

BENEFIT STREET PARTNERS

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5 Executive Summary Section I Overview of Adviser Section II Overview of BDCA Section III Regulatory Update & Strategic Initiatives Section IV Annual Shareholder Meeting Table of Contents

6 Executive Summary Source: SEC filings as of 05/10/2018 Notes: PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT. • BDCA made $285.8 million in new investments in Q1 2018. • BDCA has invested approximately $ 1.7 billion since November 2016. • Net Investment Income was $0.15 per share, or $ 26.2 million in Q1 2018, up slightly from $0.15 per share or $ 26.0 million in Q4 2017. • NAV was $ 8.26 per share at 3/31/18 vs. $8.30 per share at 12/31/17 . • BDCA was invested in 168 portfolio companies at 12/31/17 , as compared to 157 portfolio companies at 12/31/17. • Leverage was 0.79x (0.76x net) at 3/31/18 vs. 0.69x (0.66x net) at 12/31/17 . • Four portfolio company investments were on non - accrual at 3/31/18 and 12/31/18. • At the end of Q1 2018, non - accruals were 4.3% of cost and 1.6% of fair value. At the end of Q4 2017, non - accruals were 3.8% of cost and 0.8% of fair value.

7 ($ in millions, where applicable) Source: SEC filings as of 05/10/2018. Note: PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT . Note: New Investment Purchases include PIK for the period. Executive Summary 1Q 2018 4Q 2017 3Q 2017 2Q 2017 1Q 2017 New Investments at Cost $ 285.8 $ 316.7 $ 247.9 $ 371.7 $ 172.9 Proceeds from Sales, Repayments and Other Exits $ (160.6) $ (274.2) $ (224.9) $ (279.0) $ (202.8) Net Investment Activity $ 125.2 $ 42.5 $ 23.0 $ 92.7 $ (29.9) Number of New Investments 15 18 11 13 8 Weighted Average Yield on New Investments 8.8% 7.8% 7.5% 7.3% 7.8% Weighted Average Yield on Portfolio 9.2% 8.9% 8.9% 8.9% 9.6% New Investments by Security Type at Cost: First Lien Senior Secured Debt 82.3% 79.0% 84.0% 86.6% 81.7% Second Lien Senior Secured Debt 7.5% 9.0% 16.0% 13.4% 0.0% Senior Notes / Unsecured Debt 7.4% 8.0% 0.0% 0.0% 0.0% Equity / Other 2.8% 4.0% 0.0% 0.0% 18.3%

Executive Summary 8 Source: SEC filings as of 05/10/2018; percentages based on fair value. BDCA’s portfolio capital structure is 81.4% in senior secured investments, the increase was driven by purchases of First Lien positions. 60.0% 65.0% 70.0% 75.0% 80.0% 85.0% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Senior Secured as % of Total Investments Security Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 First Lien 68.3% 69.1% 69.9% 71.0% 72.4% Second Lien 11.3% 11.7% 11.4% 9.5% 9.0% Subtotal Senior Secured Investments 79.6% 80.8% 81.3% 80.5% 81.4% Subordinated 3.4% 3.1% 2.9% 3.8% 4.9% Collateralized Securities 8.9% 7.7% 6.9% 6.4% 6.2% Equity / Other 8.1% 8.4% 8.9% 9.3% 7.5%

9 Executive Summary ($ in thousands, where applicable) Source: SEC filings as of 05/10/2018. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT . 1 Net Asset Value represents Net asset value attributable to Business Development Corporation of America. 2 Net Debt to Equity is calculated as total debt, less cash, less receivable/payable for unsettled trades over Net Asset Valu e a t the end of the period. 3 Debt to Equity is calculated as total debt over Net Asset Value at the end of the period. 3 months ended 3 months ended March 31, 2018 December 31, 2017 Net Asset Value (1) 1,472,562$ 1,491,695$ Net Asset Value, per share 8.26$ 8.30$ Net Investment Income 26,154$ 26,021$ Net Investment Income, per share 0.15$ 0.15$ Dividend 28,727$ 29,382$ Dividend, per share 0.16$ 0.16$ Net Debt 1,127,400$ 989,539$ Net Debt/Equity Ratio (2) 0.76x 0.66x Debt 1,164,050$ 1,030,223$ Debt/Equity Ratio (3) 0.79x 0.69x Fair Value of Investments 2,626,852$ 2,503,523$ Number of Portfolio Companies 168 157 Investments Originated by BSP 1,691,419$ 1,405,617$ 64.4% 56.1%

10 Section I - Overview of Adviser

Section I - Overview of Adviser:

Benefit Street Partners L.L.C. ("Benefit Street" or "BSP") Overview

BDCA
Business Development Corporation of America

BSP is a leading credit-focused alternative asset management firm with over $24 billion in assets under management[1]

Assets / Committed Capital *Under Management*	$24 billion[1]
Investment Record	10 years[2]
Dedicated Investment Professionals	90+ investment professionals
Offices	New York, Charlotte, Houston, Providence
Investment Strategies	**Private Debt /Opportunistic Credit** Long-Short Credit Long-Only Credit Commercial Real Estate Debt Special Situations
Partnership with Providence Equity Partners L.L.C.	Providence Equity Partners L.L.C. is a leading global private equity firm with a combined $50+ billion in assets under management[3]

Notes:
1 AUM refers to the assets under management for all credit funds and separately managed accounts managed by BSP and its affiliates. AUM amounts are as February 28, 2018 and are unaudited.
2 BSP's credit business began in 2008 with the launch of Providence Equity Capital Markets L.L.C. ("PECM"), an affiliated adviser. BSP launched in 2011.
3 Includes assets under management (AUM) of affiliate businesses: Providence Equity Partners L.L.C., Merganser Capital Management, LLC, PECM, BSP and BDCA Adviser. AUM amounts are as of May 10, 2018 and are unaudited.

BENEFIT STREET PARTNERS

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Section I - Overview of Adviser:

BSP Platform

BDCA
Business Development Corporation of America

BSP senior management team has worked together for 30 years

BDCA Officers:
Richard Byrne, *Chief Executive Officer and President*
Corinne Pankovcin, *Chief Financial Officer and Treasurer*
Leeor Avigdor, *Corporate Secretary*

BSP Senior Management Team:
Thomas Gahan, *CEO*
Michael Paasche, *Senior Managing Director*
Blair Faulstich, *Senior Portfolio Manager for Private Debt*

Additional Investment Team:
- **90+ investment professionals with extensive credit experience**[1]



Highly Experienced Team
Deep Credit Markets Expertise
Broad Industry Expertise
Robust Infrastructure
Rigorous Risk Management
BENEFIT STREET
PARTNERS

Significant experience in debt financing through multiple business cycles and across the capital structure including: high yield, leveraged loans, private debt, liquid credit, structured credit and real estate

Extensive networks and expertise across numerous sectors; Direct origination and research capabilities

Established, high-quality institutional infrastructure to support all credit activities

Seek to achieve downside protection through lien protection, capital structure priority, covenants, default penalties, call protection and change of control rights

Note: Views expressed are those of BSP.
1 As of May 10, 2018

BENEFIT STREET PARTNERS
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Section I - Overview of Adviser:

BSP Private Debt Overview

BDCA
Business Development Corporation of America

① **Direct Sourcing Model with Emphasis on Non-Competitive Lending**	▪ Dedicated **22-person private debt origination team** focused on proprietary deal flow ▪ Access to additional investment professionals to bolster proprietary sourcing infrastructure ▪ Prioritize **"strategic" non-competitive lending**, which can lead to enhanced returns and terms ▪ Targeting a balanced portfolio of sponsor and non-sponsor investments
② **Flexible Approach to Providing Capital**	▪ Flexibility to underwrite credits **across the capital structure**, from first lien term loans to junior debt with a current focus on senior secured investments ▪ BSP views itself as a **"one-stop shop" for borrowers** ▪ Ability to invest opportunistically in investments which are deemed attractive from a risk-reward perspective
③ **Focus on Structuring & Downside Protection**	▪ Current focus on senior secured investments ▪ **~50%-60% average Loan-to-Value** across private debt portfolios ▪ Hands-on approach to negotiating bespoke covenants
④ **Proven Fund Track Record**	▪ Strong investment performance at BSP's four flagship private debt funds which has allowed BSP to cultivate institutional investors ▪ Low historical default rate ▪ **Invested over $13.6 billion of private debt capital since inception**[1]

Note: **PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT.**
Views expressed are those of BSP.
1 Private debt invested capital includes capital invested by BSP, BDCA, and PECM

BENEFIT STREET PARTNERS
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14 Section II – Overview of BDCA

Section II – Overview of BDCA: Investment Thesis 15 ▪ Focused on lending to middle market businesses, primarily in the United States ▪ 3 primary objectives 1 : - Preserve and protect capital; - Provide monthly cash distributions; and - Generate capital appreciation, where possible Note: Views expressed are those of BSP. 1 There is no guarantee these objectives will be met. BDCA Seeks to Provide: Capital Preservation Monthly Cash Distributions Capital Appreciation

Section II – Overview of BDCA: Portfolio Snapshot 16 Source: SEC filings as of 05/10/2018. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT . Notes: Views expressed are those of BSP. 1 Based on fair value and includes annual contractual interest rate and amortization of discounts and fees; excludes equities and yield on non - accrual investments. Security Mix Fixed vs. Floating 72.4% 9.0% 4.9% 6.2% 7.5% First Lien Second Lien Subordinated CLOs Equity/Other » 168 Portfolio Companies » $2.7 Billion in Assets Under Management » 9.2% Weighted Average Current Yield, including amortization (1) » 81.4% Senior Secured » 91.5% Floating Rate 8.5% 91.5% Fixed Floating

Section II – Overview of BDCA: Industry Diversification 17 Source : SEC filings as of 05/10/2018. Industry % of Porfolio Diversified Investment Vehicles 9.9% Business Services 7.7% Health Care 7.2% Hotels, Restaurants & Leisure 6.5% Aerospace & Defense 6.2% Media 5.7% Diversified Telecommunication Services 4.9% Diversified Consumer Services 4.8% Healthcare Providers & Services 4.7% Commercial Services & Supplies 4.6% Top 10 Industries 62.2% Remaining Portfolio 37.8% Total Portfolio 100.0% Diversified Investment Vehicles Business Services Health Care Hotels, Restaurants & Leisure Aerospace & Defense Media Diversified Telecommunication Services Diversified Consumer Services Healthcare Providers & Services Commercial Services & Supplies Food Products Technology Energy Equipment & Services Chemicals Internet Software & Services Real Estate Management & Development Metals & Mining Communications Equipment Professional Services Software Consumer Finance Gaming/Lodging Diversified Financial Services Specialty Retail Auto Components Transportation Infrastructure Life Sciences Tools & Services Containers & Packaging Insurance Broker Automobiles Industrials Health Care Technology Electronic Equipment, Instruments & Components Textiles, Apparel & Luxury Goods IT Services Financial Services Health Care Insurance

31 Section II – Overview of BDCA: Credit Quality 18 ($ in thousands, where applicable) Source: SEC filings as of 05/10/2018. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT . • Four portfolio company investments were on non - accrual at 3/31/18. 3/31/2018 12/31/2017 9/30/2017 6/30/2017 3/31/2017 Non-Accruals $ $ 116,153 $ 97,573 $ 124,820 $ 131,370 $ 134,793 Non-Accruals % 4.3% 3.8% 4.9% 5.2% 5.4% 3/31/2018 12/31/2017 9/30/2017 6/30/2017 3/31/2017 Non-Accruals $ $ 41,428 $ 21,040 $ 48,206 $ 61,604 $ 53,389 Non-Accruals % 1.6% 0.8% 2.0% 2.5% 2.3% Cost Fair Market Value

Section II – Overview of BDCA: Net Asset Value Per Share 19 Source: SEC filings as of 05/10/2018 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT . Net Asset Value Per Share $8.86 $8.84 $8.58 $8.62 $8.52 $8.38 $8.31 $8.30 $8.26 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18

Section II – Overview of BDCA: Financing Sources Source: SEC filings as of 05/10/2018 and 8 - K filings through May 16, 2018. 20 Post 1Q18 Developments: • On April 3, 2018, BDCA, entered into an amendment to its revolving credit facility with Wells Fargo Bank, to, among other things, increase the aggregate amount of principal under the Wells Fargo Credit Facility from $400.0 million to $500.0 million. • On April 6, 2018, BDCA borrowed $90.6 million under Wells Fargo Credit Facility and used such proceeds, together with cash on ha nd, to repay at maturity the debt financing facility that it had entered into with UBS AG, London Branch . • On May 11, 2018, BDCA issued $60 million aggregate principal amount of 5.375% senior unsecured notes. (1) Amounts outstanding are gross of deferred financing costs . (2) Wells Facility was upsized to $500 million in April 2018, maturity was extended to May 2023, effective May 9, 2018. (3) UBS facility was repaid at maturity in April 2018. (4) JP Morgan was repaid in May 2018.

31 Section II – Overview of BDCA: Board and Management Team* Richard J. Byrne Chief Executive Officer and President Richard J. Byrne Chief Executive Officer and President Ronald J. Kramer Independent Director Leslie D. Michelson Independent Director Randolph C. Read Independent Director Corinne D. Pankovcin Chief Financial Officer and Treasurer BDCA Officers BDCA Board of Directors Edward G. Rendell Independent Director Investment Committee Guy F. Talarico Chief Compliance Officer Leeor P. Avigdor Corporate Secretary Tom Gahan Chief Executive Officer, BSP Michael Paasche, Senior Managing Director, BSP Blair Faulstich Managing Director, Senior Portfolio Manager for Private Debt 21 Dennis M. Schaney Independent Director Lee S. Hillman Independent Director * As of May 10, 2018

22 Section III – Regulatory Update & Strategic Initiatives

31 Section III – BDC Regulatory Update 23 Note: Views expressed are those of BSP. ▪ On March 23, 2018, the Consolidated Appropriations Act was signed into law, which included the Small Business Credit Availability Act. ▪ Most notably for BDCs, this legislation permits BDCs to decrease their asset coverage ratio to 150% (vs. the previous requirement of 200%). ▪ If implemented, this change allows BDCs to increase their debt - to - equity ratio to 2:1 (vs. the previous cap of 1:1). ▪ In addition, the Act aligns BDC communication and offering rules with rules applicable to operating companies .

31 Section III - Strategic Initiatives 24 Leverage BSP origination platform Optimize balance sheet Prudently invest capital Focus on governance Align dividend with earnings Conform with public company peers Stabilize net asset value Transparent investor communications Improve quality of earnings Attention to regulatory compliance Establish BDCA as a Best - In - Class business d evelopment company. Position BDCA for a liquidity event . 1 2 Views expressed are those of BSP PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS ANY INVESTMENT INVOLVES SIGNIFICANT RISK, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee the investment strategy or initiatives above will be met.

25 Section IV – Annual Shareholder Meeting

31 Section IV – Annual Shareholder Meeting Proxy Overview 26 Note: Views expressed are those of BSP. ▪ BDCA’s Board of Directors has fixed the close of business on April 2, 2018 as the record date for shareholders entitled to vote at the Annual Meeting. ▪ BDCA filed the Proxy Statement on April 10, 2018. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2017 Annual Report have been mailed all shareholders and made available on the Internet. ▪ The Annual Meeting will be held on May 30, 2018, commencing at 10:00 AM (EST) at the Harmonie Club, 4 East 60th Street, New York, New York. ▪ The full Proxy Statement, the Notice of Annual Meeting and our 2017 Annual Report are available at: www.proxyvote.com/BDCA.

31 Section IV – Annual Shareholder Meeting Proposals 27 Note: Views expressed are those of BSP. Annual Meeting of Stockholders 2 1 Elect two (2) directors for three - year terms expiring in 2021 and until their successors are duly elected and qualified. Authorize BDCA to sell or otherwise issue up to 25% of it’s outstanding common stock at a price below the BDCA’s then current net asset value (“NAV”) per share.

28 ▪ We believe the experience and backgrounds of all our directors make them well qualified to serve as members of our Board of Directors. ▪ The Board of Directors is responsible for monitoring and supervising the performance of our day - to - day operations. ▪ The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualifies. – Richard J. Byrne – Lee S. Hillman Chairman Independent Director Section IV – Annual Shareholder Meeting Proposal 1: Elect Board of Directors

29 Description of Proposal ▪ We are requesting authorization to issue our shares at a price below BDCA’s then current NAV per share, subject to certain conditions: – The number of shares issued cannot exceed 25% of BDCA’s then outstanding shares immediately prior to each such sale – A majority of our independent directors would be required to make a determination as to whether each such sale would be in the best interests of BDCA – The authorization would be effective for a one - year period or approximately May 2019 Section IV – Annual Shareholder Meeting Proposal 2: Issue Shares Below NAV

30 Section IV – Annual Shareholder Meeting Proposal 2: Issue Shares Below NAV Rationale ▪ BDCA has no immediate plans to sell any shares of its common stock at a price below NAV. ▪ We believe this proposal will provide flexibility to raise capital from institutional investors thus enhancing BDCA’s prospects for a future favorable liquidity event. ▪ Consistent access to capital is important. ▪ This provision is commonly approved by BDC shareholders.

Section IV – Annual Shareholder Meeting

Proposal 2: Issue Shares Below NAV

BDCA
Business Development Corporation of America

- Both Listed and Non-Traded BDCs have included proposals to issue shares below NAV in their proxies including:
  - Apollo Investment
  - Ares Capital
  - Blackrock Capital
  - Capitala Finance
  - CM Finance
  - Corporate Capital Trust (KKR)
  - Fidus Investment
  - FS Investment (Blackstone / GSO)
  - Full Circle Capital
  - Gladstone Capital
  - Gladstone Investment
  - Horizon Technology Finance
  - KCAP Financial
  - Medley Capital
  - Monroe Capital
  - PennantPark Floating Rate Capital
  - PennantPark Investment
  - Prospect Capital
  - Saratoga Investment
  - Solar Capital
  - Solar Senior Capital
  - Stellus Capital
  - TCP Capital
  - THL Credit
  - TICC Capital
  - Triangle Capital
  - Whitehorse Finance

Source: SEC filings since 2014. This list not purport to be comprehensive and may not include some BDCs that have included similar proposals since 2014.

Benefit Street Partners
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32 Proposal 1: Board Members • The Board of Directors recommends that the stockholders vote “FOR” the election of Richard J. Byrne and Lee S. Hillman , as members of the Board of Directors to serve until the 2021 election. Proposal 2: Issuing Additional Shares • The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, pursuant to approval of the Board of Directors of the Company, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current net asset value per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale ). The Board of Directors recommends a vote “FOR” Proposals 1 & 2 Section IV – Annual Shareholder Meeting Board of Director Recommendations

VOTING OPTIONS 33 MAIL : Stockholders may submit their votes by mail by completing, signing, dating and returning their proxy card in the pre - paid envelope sent in the Proxy Statement. PHONE : By calling (800) 690 - 6903 with your control number available. INTERNET : www.proxyvote.com/BDCA . Enter your control number and follow the prompts. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“ Broadridge ”) at (855) 486 - 7909. Section IV – Annual Shareholder Meeting Voting Information

The following is a summary of risk factors for Business Development Corporation of America . Risk Factors 34 • You should not expect to be able to sell your shares regardless of how we perform . • If you are able to sell your shares, you will likely receive less than your purchase price . • Our adviser and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our stockholders . • We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop . • We may borrow funds to make investments . As a result, we would be exposed to the risks of borrowing, also known as leverage, which may be considered a speculative investment technique . Leverage increases the volatility of investments by magnifying the potential for gain and loss on amounts invested, thereby increasing the risks associated with investing in our securities . Moreover, any assets we may acquire with leverage will be subject to management fees payable to our Adviser ; thus our Adviser may have an incentive to increase portfolio leverage in order to earn higher management fees . • Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn . • Our distributions may be funded from any sources of funds available to us, including offering proceeds and borrowings as well as expense support payments from our Adviser that are subject to reimbursement to it, which may constitute a return of capital and reduce the amount of capital available to us for investment . We have not established limits on the amount of funds we may use from available sources to make distributions . The Adviser has no obligation to make expense support payments in the future . Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses . Our Adviser may also waive reimbursements by us for certain expenses paid by it to fund our distributions . The waived reimbursements may be subject to repayment in the future, reducing future distributions to which our stockholders may be entitled . • For more detailed information on risks relating to BDCA, see the latest Form 10 - K and quarterly reports filed on Form 10 - Q . NOTE: Please note that the above factors should not be relied upon as a comprehensive and complete list of all risk factors.

35 www.bdcofamerica.com ▪ For account information, including balances and the status of submitted paperwork, please call Investor Relations at (844) 785 - 4393 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.bdcofamerica.com